As filed with the United States Securities and Exchange Commission on November 24, 2004
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)
____________

Delaware (State or other jurisdiction of incorporation or organization)	06-1488212 (I.R.S. Employer Identification No.)

1 Van Der Donck Street, Second Floor Yonkers, New York 10701 (914) 623-0700
(Address of Principal Executive Offices)

Amended and Restated 2004 Incentive Stock Plan
Stock Option Agreement dated January 1, 2004
Stock Option Agreements dated July 27, 2004

(Full title of plans)
____________________

Dr. John J. McGrath
Chief Executive Officer and President
EVCI Career Colleges Holding Corp.
1 Van Der Donck Street, Second Floor
Yonkers, New York 10701
(914) 623-0700

(Name and address and telephone number of agent for service)
___________

Copies to:

Joseph D. Alperin, Esq.
General Counsel
EVCI Career Colleges Holding Corp.
1 Van Der Donck Street, Second Floor
Yonkers, New York 10701
(914) 623-0700
___________

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, $.0001 par value	1,471,131 (1)	$8.41 (2)	$12,372,211 (2)	$1,568 (2)

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also relates to such indeterminate number of additional shares of common stock as may be required to be issued upon exercise of options in the event of a stock dividend, stock split, recapitalization or similar event.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the last sale price of $8.41 on November 22, 2004 as reported by Nasdaq.

EXPLANATORY NOTE

Pursuant to the Note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, the documents containing the information specified in Part I of Form S-8 are not included in this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by EVCI Career Colleges Holding Corp. with the Securities and Exchange Commission, are hereby incorporated by reference in this Registration Statement:

(1)	EVCI’s annual report on Form 10-KSB for its fiscal year ended December 31, 2003, as filed with the SEC on March 5, 2004.

(2)	EVCI’s current report on Form 8-K as filed with the SEC on March 31, 2004.

(3)	EVCI’s quarterly report on Form 10-QSB for its quarter ended March 31, 2004, as filed with the SEC on May 11, 2004.

(4)	EVCI’s definitive proxy statement dated June 18, 2004, as filed with the SEC on June 18, 2004.

(5)	EVCI’s quarterly report on Form 10-QSB for its quarter ended June 30, 2004, as filed with the SEC on August 12, 2004.

(6)	EVCI’s current report on Form 8-K, as filed with the SEC on September 17, 2004.

(7)	EVCI’s quarterly report on Form 10-QSB for its quarter ended September 30, 2004, as filed with the SEC on November 15, 2004.

(8)	The description of EVCI’s Common Stock contained in EVCI’s Registration Statement (File No. 000-25371) on Form 8-A, as filed with the SEC on February 10, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, which incorporates by reference the description of the Common Stock under the caption “Description of Capital Stock” in EVCI’s Prospectus filed with the SEC on February 24, 1999 pursuant to Rule 424(b) under the Securities Act.

All documents filed by EVCI pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

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Item 4. Description of Securities

              Not applicable.

Item 5. Interests of Named Experts and Counsel.

              Joseph D. Alperin, EVCI's general counsel, has rendered the opinion that is included as Exhibit 5 to this registration statement. As noted in that opinion, Mr. Alperin holds options to purchase a total of 115,000 shares of EVCI's common stock and may, in the future, receive additional stock options or other awards under the Amended and Restated 2004 Incentive Stock Plan.

Item 6. Indemnification of Director and Officers.

EVCI’s certificate of incorporation and by-laws provide that EVCI will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of EVCI or serves or served at the request of EVCI as a director, officer or employee of another corporation or entity.

EVCI has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in EVCI’s certificate of incorporation and by-laws. These agreements, among other things, indemnify EVCI’s directors and officers for certain expenses (including advancing expenses for attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of EVCI, arising out of such person’s services as a director or officer of EVCI, any subsidiary of EVCI or any other company or enterprise to which the person provides services at the request of EVCI. In addition, EVCI has insurance providing indemnification for EVCI’s directors and officers for certain liabilities. EVCI believes that these indemnification provisions and agreements and related insurance are necessary to attract and retain qualified directors and officers.

Item 7. Exemption From Registration Claimed.

              Not applicable.

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Item 8. Exhibits.

Exhibit Nos.		Description of Exhibit

4.1	[1]	EVCI Career Colleges Holding Corp. Amended and Restated 2004 Incentive Stock Plan (the “Incentive Stock Plan”).

4.2	[2]	Form of Stock Option Agreement covering the grant of non-qualified stock options under the Incentive Stock Plan.

4.3	[2]	Form of Stock Option Agreement covering the grant of options, on July 27, 2004, to Dr. Arol I. Buntzman, Dr. John J. McGrath and Richard Goldenberg to purchase a total of 181,131 shares.

4.4	[3]	Option Agreement between the Registrant and Joseph D. Alperin dated January 1, 2004.

5		Opinion of Joseph D. Alperin, Esq.

23.1		Consent of Goldstein Golub Kessler LLP.

23.2		Consent of Joseph D. Alperin, Esq. (included in Exhibit 5).

[1] Incorporated herein by reference to the Registrant’s Form 8-K, as filed with the SEC on September 17, 2004.

[2] Incorporated by reference to the Registrant’s Form 10-QSB for its quarter ended September 30, 2004, as filed with the SEC on November 15, 2004.

[3] Incorporated by reference to the Registrant’s Form 10-KSB for its year ended December 31, 2003, as filed with the SEC on March 5, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on the 24th day of November, 2004.

EVCI CAREER COLLEGES HOLDING CORP.

By: Dr. John J. McGrath
Dr. John J. McGrath
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Dr. Arol I. Buntzman
Dr. Arol I. Buntzman	Chairman of the Board	November 24, 2004

/s/ Dr. John J. McGrath
Dr. John J. McGrath	Chief Executive Officer, President and Director	November 24, 2004

/s/ Richard Goldenberg
Richard Goldenberg	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 24, 2004

/s/ Royce N. Flippin, Jr.
Royce N. Flippin, Jr.	Director	November 24, 2004

/s/ Philip M. Getter
Philip M. Getter	Director	November 24, 2004

/s/ Donald Grunewald
Donald Grunewald	Director	November 24, 2004

/s/ Elie Housman
Elie Housman	Director	November 24, 2004

EXHIBIT INDEX

Exhibit Nos.		Description of Exhibit

4.1	[1]	EVCI Career Colleges Holding Corp. Amended and Restated 2004 Incentive Stock Plan (the “Incentive Stock Plan”).

4.2	[2]	Form of Stock Option Agreement covering the grant of non-qualified stock options under the Incentive Stock Plan.

4.3	[2]	Form of Stock Option Agreement covering the grant of options, on July 27, 2004, to Dr. Arol I. Buntzman, Dr. John J. McGrath and Richard Goldenberg to purchase a total of 181,131 shares.

4.4	[3]	Option Agreement between the Registrant and Joseph D. Alperin dated January 1, 2004.

5		Opinion of Joseph D. Alperin, Esq.

23.1		Consent of Goldstein Golub Kessler LLP.

23.2		Consent of Joseph D. Alperin, Esq. (included in Exhibit 5).

[1] Incorporated herein by reference to the Registrant’s Form 8-K, as filed with the SEC on September 17, 2004.

[2] Incorporated by reference to the Registrant’s Form 10-QSB for its quarter ended September 30, 2004, as filed with the SEC on November 15, 2004.

[3] Incorporated by reference to the Registrant’s Form 10-KSB for its year ended December 31, 2003, as filed with the SEC on March 5, 2004.